BY-LAWS
                                       OF
                               KEELEY FUNDS, INC.


                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------

      The corporation shall continuously maintain in the State of Maryland a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.


                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

      2.1 ANNUAL MEETING. An annual meeting of the stockholders shall be held at such place, either within or without the State of Illinois, and time as may be determined by resolution of the board of directors. The corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

      2.2   SPECIAL MEETINGS.

            (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Maryland General Corporation Law, may be called by the president or the board of directors, or by the secretary in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty (30) days after the date that the demand is delivered to the corporation.

            (b) Whenever ten or more stockholders of record who have been such for at least six (6) months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least Twenty-Five Thousand Dollars ($25,000) or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the corporation's secretary in writing, stating that they wish to communicate with other stockholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (a) above and accompanied by a form of communication and request which they wish to transmit, the secretary shall within five (5) business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all stockholders as recorded on the books of the corporation; or (2) inform such applicants as to the approximate number of stockholders of record and the approximate cost of mailing to them the proposed communication and form of request.

            (c) If the secretary elects to follow the course specified in clause
      (2) of subsection (b) above, the secretary, upon the written request of such applicant, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders of record as of a date selected by the corporation at their addresses as recorded on the books, unless within five (5) business days after such tender the secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the board of directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

            (d) After opportunity for hearing upon the objections specified i the written statement so filed, the Securities and Exchange Commission may, and if demanded by the board of directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the

      Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the secretary shall mail copies of such material to all stockholders with reasonable promptness after the entry of such order and the renewal of such tender.

      2.2 NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

      2.3 FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than ninety (90) days and, for a meeting of stockholders, not less than ten (10) days. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the date on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting, and the record date for the determination of stockholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

      2.4 QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by The Maryland General Corporation Law, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

      2.5 PROXIES. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

      No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided herein. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

      An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously stated that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally. An appointment made irrevocable as provided herein becomes revocable when the interest in the proxy terminates. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the share were acquired and both the existence of the appointment and its revocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

      The death or incapacity of the stockholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under the appointment.

      Unless the appointment of a proxy contains an express limitation on the proxy's authority, a corporation may accept the proxy's vote or other action as that of the stockholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the stockholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

      2.6 VOTING OF SHARES. Except as otherwise provided in the articles of incorporation or the Maryland General Corporation Law, each outstanding share, regardless of class, shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

      2.7 VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the corporation's own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

      Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The president or other person holding the position of chief executive officer of such other corporation may be treated as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate stockholder to the corporation as a person or an office authorized to vote such shares.

      Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

      Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

      A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten (10) years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as is the record of the stockholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

      2.8 INSPECTORS. At any meeting of stockholders, the presiding officer may, or upon the request of any stockholder shall, appoint one (1) or more persons as inspectors for such meeting.

      Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

      Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

      2.9 INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

      2.10 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.


                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

      3.1 GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

      3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15). Except as provided in Section 3.13 of this Article, each director shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified. Directors need not be residents of Maryland or stockholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

      3.3 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

      3.4 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

      3.5   NOTICE. Notice of any special meeting shall be given at least ten
(10) days previous thereto by written notice to each director at his business address as it appears in records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      3.6 QUORUM. A majority of the number of directors provided for by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. Unless specifically prohibited by the articles of incorporation or these by-laws, members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; provided, however, that the board of directors shall not use a conference telephone or other communication equipment to hold a meeting at which an investment advisory agreement, selection of auditors or Rule 12b-1 distribution plan is renewed or approved. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

      3.7 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

      3.8 VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. Alternatively in the case of vacancies arising between stockholder meetings, whether by reason of an increase in the number of directors or otherwise, the vacancies may be filled by the majority vote of the remaining directors though not constituting a quorum. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of the stockholders at which directors are to be elected.

      3.9 ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be; provided, however, that the board of directors shall not approve or renew an investment advisory agreement, selection of auditors or Rule 12b-1 distribution plan by written consent. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

      3.10 COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      3.11 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      3.12 COMMITTEES. A majority of the directors may create one (1) or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two (2) or more members, who serve at the pleasure of the board.

            (a) Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting, and subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

            (b) To the extent specified by the board of directors or in the articles of incorporation or these by-laws, each committee may exercise the authority of the board of directors under Section 2-411 of the Maryland General Corporation Law; provided, however, a committee may not:

                  (i)   authorize dividends or distributions on stock;

                  (ii) issue stock, except as permitted under Section 20411(b) of the Maryland General Corporation Law;

                  (iii) recommend to stockholders any act required by law to be approved by stockholders;

                  (iv)  amend the by-laws; or

                  (v) approve any merger or share exchange which does not require stockholder approval;

Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

      3.13 REMOVAL OF DIRECTORS. Any director may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

      4.1 NUMBER. The officers of the corporation shall be a president, a treasurer, a secretary, and such vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two (2) or more offices may be held by the same person, except the office president and vice president.

      4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

      4.3 REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4.4 PRESIDENT. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors he or she shall be in charge of the business of the corporation; shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He or she shall preside at all meetings of the stockholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

      4.5 THE VICE-PRESIDENT(S). The vice-president(s), if any, shall assist the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one (1) vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one (1)) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      4.6 THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

      4.7 THE SECRETARY. The secretary shall: (a) record the minutes of the stockholders' and of the board of directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the stockholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof, and (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

      4.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

      4.9 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the corporation's policies and procedures, shall be responsible for oversight of the policies and procedures of the corporation's service providers, shall provide, no less frequently than annually, a written report to the Board of Directors that addresses the operation of the corporation's policies and procedures and shall meet not less often than annually with the members of the Board of Directors of the corporation who are not interested persons of the corporation. The compensation of the Chief Compliance Officer shall be approved by the Board of Directors, including a majority of the directors who are not interested persons of the corporation, such compensation shall not be changed without the approval of such members of the Board of Directors, and the Chief Compliance Officer shall not be removed as such without the approval of such members of the Board of Directors.

      4.10 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                    ---------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

      5.1 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.


                                   ARTICLE VI
                                   ----------

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------
      6.1 CERTIFICATES FOR SHARES. The issued shares of a corporation shall be represented by certificates or shall be uncertified shares. Certificates representing shares of the corporation shall be signed by the appropriate corporate officers and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.

      Each certificate representing shares shall also state:

            (a) That the corporation is organized under the laws of the State of
                Maryland.

            (b) The name of the person to whom issued.

            (c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

      No certificate shall be issued for any share until such share is fully paid.

      Unless otherwise provided by the articles of incorporation or by-laws, the board of directors of a corporation may provide by resolution that its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required on certificates pursuant to Section 2-211 of the Maryland General Corporation Law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shared and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

      The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

      6.2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

      6.3 TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.


                                   ARTICLE VII
                                   -----------

                                    CUSTODIAN
                                    ---------


      7.1 QUALIFICATIONS. The corporation shall at all times employ, pursuant to a written contract, a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of a least $2,000,000 as custodian to hold the funds and securities of the corporation.

      7.2 CONTRACT. Such contract shall be upon such terms and conditions and may provide for such compensation as the board of directors deems necessary or appropriate, provided such contract shall further provide that the custodian shall deliver securities owned by the corporation only upon sale of such securities for the account of the corporation and receipt of payment therefor by the custodian or when such securities may be called, redeemed, retired or otherwise become payable. Such limitation shall not, however, prevent:

            (a) the delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

            (b) the delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer;

            (c) the conversion by the custodian of securities owned by the corporation pursuant to the provisions of such securities into other securities;

            (d) the surrender by the custodian of warrants, rights or similar securities owned by the corporation in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities;

            (e) the delivery of securities as collateral on borrowing effected by the corporation;

            (f) the delivery of securities owned by the corporation as a redemption in kind of securities issued by the corporation.

The custodian shall deliver funds of the corporation only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian, but such limitation shall not prevent the release of funds by the custodian for payment of interest, dividend disbursements, taxes and management fees, for payments in connection with the conversion, exchange or surrender of securities owned by the corporation as set forth in subparagraphs (b), (c) and (d) above and for operating expenses of the corporation.

      7.3 TERMINATION OF CONTRACT. The contract of employment of the custodian shall be terminable by either party on sixty (60) days written notice to other party. Upon any termination, the board of directors shall use its best efforts to obtain a successor custodian, but lacking success in the appointment of a successor custodian, the question of whether the corporation shall be liquidated or shall function without a custodian shall be submitted to the stockholders before delivery of any funds or securities of the corporation to any person other than a successor custodian, including a temporary successor selected by the retiring custodian. If a successor custodian is found, the retiring custodian shall deliver funds and securities owned by the corporation directly to the successor custodian.

      7.4 AGENTS OF CUSTODIAN. The provisions of any other section of these by-laws to the contrary notwithstanding, any contract of employment of a custodian to hold the funds and securities of the corporation may authorize the custodian, upon approval of the board of directors, to appoint other banks or trust companies meeting the requirements of this article, domestic and foreign (including domestic and foreign branches), to perform all or a part of the duties of the custodian under its contract with the corporation.

      7.5 NEGOTIABLE INSTRUMENTS. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by the custodian, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments of shares or securities standing in the name of the corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two (2) of its officers. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of the custodian or its agent.


                                  ARTICLE VIII
                                  ------------

                                   FISCAL YEAR
                                   -----------

      The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                   ARTICLE IX
                                   ----------

                                    DIVIDENDS
                                    ---------

      9.1 The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

      9.2 The board of directors shall cause any dividend payment to be accompanied by a written statement if paid wholly or partly from any source other than:

            (a) the corporation's accumulated undistributed net income, determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission applicable to investment companies registered under the Investment Company Act of 1940 ("Registered Investment Companies") then in effect, and not including profits or losses realized upon the sale of securities or other properties; or

            (b) the corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe as applicable to Registered Investment Companies.

                                    ARTICLE X
                                    ---------

                                      SEAL
                                      ----

      The corporate seal may have inscribed thereon the name of the corporation and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.


                                   ARTICLE XI
                                   ----------

                                WAIVER OF NOTICE
                                ----------------

      Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Maryland General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS
                                   ----------

      Unless the power to make, alter, amend or repeal by-laws is reserved to the stockholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the stockholders or the board of directors; provided, however, that Section 2.5 of Article II, Section
3.6 of Article III, Article VII and Section 9.2 of Article IX may be altered, amended or updated only with the approval of the holders of a "majority of the outstanding voting securities" of the corporation, as that term is defined in
Section 2(a)(40) of the Investment Company Act of 1940.